Overview and Frequently Asked Questions
Overview
Oracle Buys Textura
Adds Leading Construction Contracts and Payment Management Cloud Services to the Oracle Engineering and Construction Industry Cloud Platform
On April 28, 2016, Oracle announced that it has entered into a definitive agreement to acquire Textura, a leading provider of construction contracts and payment management cloud services. The proposed transaction is expected to close in 2016. Until the transaction closes, Oracle and Textura will continue to operate independently.
Textura’s cloud services process $3.4 billion in payments for over 6,000 projects each month, helping keep projects on time and under budget while reducing risk for developers, contractors and subcontractors. Textura offers its cloud services in a consumption model preferred by the engineering and construction industry whereby the companies involved pay based on project activity. Further, usage of Textura’s cloud services creates a network effect that benefits all participants as more than 85,000 general and subcontractors are connected to the platform.
Oracle Primavera offers a complete suite of cloud solutions for project, cost, time and risk management. The Oracle Primavera flagship products have been completely re-architected for the Cloud, and the result is a set of cloud services that are growing rapidly as construction and engineering companies embrace digital transformation. Together, Oracle Primavera and Textura will form the Oracle Engineering and Construction Global Business Unit offering a comprehensive cloud-based project control and execution platform that manages all phases of engineering and construction projects.
Product Overview and Strategy
What is the rationale for this acquisition?
More than ever, engineering and construction businesses are modernizing their organizations to compete more effectively. The combination of Oracle and Textura is expected to accelerate customers’ ability to innovate and differentiate their businesses by leveraging Oracle’s technologies, cloud solutions, and global reach and scale.
What products and services does Textura offer?
Textura is a leading provider of construction contracts and payment management cloud services that increase productivity. Textura’s cloud services process $3.4 billion in payments for over 6,000 projects each month, helping keep projects on time and under budget while reducing risk for developers, contractors, and subcontractors.
How does Oracle plan to maintain Textura’s domain expertise after the closing?
Textura brings tremendous domain expertise. Oracle Primavera and Textura’s management team and employees will form the Oracle Engineering and Construction Global Business Unit, offering a comprehensive cloud-based project control and execution platform that manages all phases of engineering and construction projects.
How will the proposed acquisition impact the Textura product roadmap?
Oracle is committed to protecting and enhancing customer investments in Textura solutions. After the close of the transaction, Oracle plans to continue to invest in the Engineering and Construction industry. We expect this will include more functionality and capabilities at a quicker pace. In addition, Textura customers will benefit from better integration and alignment with Oracle’s other product offerings.
Business Continuity
Can I still purchase Textura products and services?
Yes. Textura products and services continue to be available. Please contact your existing Textura sales representative to assist you, or visit www.texturacorp.com for contact information.

Should Textura customers continue to call Textura customer support?
Yes. Textura customers should continue to use existing Textura contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions occurring after the close of the transaction well in advance through these familiar channels.
Will Oracle continue to support and broaden relationships with Textura partners?
Yes. Textura partners should continue to use existing Textura contacts to address immediate and ongoing needs. If contact information changes, we will communicate these changes through normal channels. Oracle partners may also use their existing Oracle channels for support to answer any questions.
Will training on Textura products and services continue?
Yes. We want to ensure Textura products and services provide the best possible service for their customers, and we know excellent training is critical to reach that goal.
Where can I find out more information about the proposed Oracle and Textura combination?
For more information, please visit www.oracle.com/textura.

Use of Forward Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this documents include without limitation statements regarding the planned completion of the transaction. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the timing of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer contemplated by the transaction (the “Offer”); the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our other reports we file with the SEC, as well as the tender offer documents to be filed by Oracle, OC Acquisition LLC and Textura Corporation, and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, by Oracle, OC Acquisition LLC and Textura Corporation will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Those materials and all other documents filed by the Company, by Oracle, OC Acquisition LLC and Textura Corporation with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov and may be obtained for free by directing requests to ir@texturacorp.com.